FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-75522


                             DELTA ACQUISITION LLC
                               (ARBN 099 040 507)

                          A WHOLLY OWNED SUBSIDIARY OF

                           NEWMONT MINING CORPORATION
                               (ARBN 098 955 741)

                 NOTICE OF VARIATION EXTENDING THE OFFER PERIOD

TO:     Normandy Mining Limited
        ABN 86 009 295 765
AND TO: Each person (not being a Normandy Shareholder who has a registered address as shown in Normandy's register of members in the United States of America or Canada) to whom Delta Acquisition LLC has made an off-market offer dated 20 December 2001.
AND TO: Each person being a Normandy Shareholder (which includes a Normandy ADS holder) who has a registered address as shown in Normandy's register of members in the United States of America or Canada, to whom Delta Acquisition LLC has made an off-market offer dated 10 January 2002 (10 JANUARY 2002 OFFER).

1. INTERPRETATION

Terms defined in the Bidder's Statement dated 20 December 2001 (BIDDER'S STATEMENT) given by Delta Acquisition LLC to Normandy Mining Limited (as varied by the Notice of Variation Increasing Consideration Offered dated 10 January 2002 and the Supplementary Bidder's Statement dated 16 January 2002 given by Delta Acquisition LLC to Normandy Mining Limited) have the same meaning where used in this Notice of Variation.

2. VARIATION

Delta gives notice that it varies its Offer by extending the end of the Offer Period from 7.00pm, Sydney time (3.00am New York City time) on 15 February 2002 to 7.00pm Sydney time (3.00am New York City time) on 26 February 2002.

VARIATION TO BIDDER'S STATEMENT

Accordingly, the Offer set out in Section 2 of the Bidder's Statement is varied as follows:
(a) by deleting each of the references to "15 February 2002" in Sections 2.2(a) and 2.4 of the Bidder's Statement, and replacing each with a reference to "26 February 2002";
(b) by deleting the reference to "7 February 2002" in Section 2.10(f) of the Bidder's Statement, and replacing it with a reference to "18 February 2002"; and
(c) by deleting the reference to "15/02/2002" on the Acceptance Form that accompanied the Bidder's Statement, and replacing it with "26/02/2002".
All other references in the Bidder's Statement to the Offer Period ending at 7.00pm Sydney time, (3.00am New York City time) on 15 February 2002 shall be read as references to the Offer Period ending at 7.00pm Sydney time (3.00am New York City time) on 26 February 2002.

VARIATION TO 10 JANUARY 2002 OFFER

Accordingly, the offer set out in Section 5 of the offer document that was included in the Form S-4 registration statement relating to the 10 January 2002 Offer, declared effective by the United States Securities and Exchange Commission (OFFER DOCUMENT) is varied as follows:
(a) by deleting each of the references to "February 15, 2002" on the cover page and in Sections 1.5, 2, 5.2(a) and 5.4 of the Offer Document, and replacing each with a reference to "February 26, 2002";
(b) by deleting the reference to "February 7, 2002" in Section 5.10(f) of the Offer Document, and replacing it with a reference to "February 18, 2002"; and




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(c) by deleting each reference to "February 15, 2002" in the Acceptance Form and
    ADS Letter of Transmittal which accompanied the Offer Document, and replacing each with a reference to "February 26, 2002".
All other references in the Offer Document (including references in all documents sent with the Offer Document) to the offer period ending at 7.00pm Sydney time (3.00am New York City time) on February 15, 2002 shall be read as references to the offer period ending at 7.00pm Sydney time (3.00am New York
City time) on February 26, 2002.

3. LODGMENT WITH ASIC

A copy of this notice was lodged with the ASIC on 7 February 2002. ASIC takes no responsibility for the contents of this notice.

                                   * * * * *

This Notice of Variation has been approved by a unanimous resolution of the only persons who have the authority to manage the affairs of Delta Acquisition LLC being:

o Mr Wayne Murdy, with delegated authority to act on behalf of Delta Holdco Corp. (of which company Delta Acquisition LLC is a wholly owned subsidiary); and

o Messrs Hansen, Banks, Karras, Eppler and Ms Wheeler to each of whom Delta Holdco Corp. has delegated the management and affairs of Delta Acquisition LLC.

Dated: 7 February 2002




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